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                                                                Exhibit 99.3

                                Letter to Brokers
                                       FOR
              Tender of 12 1/2% Senior Subordinated Notes Due 2008
                                 IN EXCHANGE FOR
               12 1/2% Series B Senior Subordinated Notes Due 2008
                                DIMAC CORPORATION

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
         ON ___________, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").
            OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                    AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depository
 Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by DIMAC Corporation (the "Company"), a Delaware corporation, to exchange its 12 1/2% Series B Senior Subordinated Notes Due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding
12 1/2% Senior Subordinated Notes Due 2008 (the "Old Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated _______ __, 1999, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

         1. Prospectus dated _______ __, 1999;

         2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

         3. Notice of Guaranteed Delivery; and

         4. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding to participate in the distribution of such New Notes within the meaning of the Securities Act, (iii) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act or, if it is an "affiliate," that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
(iv) if the undersigned is not a broker-dealer, neither the undersigned nor any such other person is engaged in, or intends to engage in, the distribution of such New Notes, and (v) if the undersigned is a broker-dealer (whether or not it is also an "affiliate"), that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities.

         If the undersigned or the person receiving the New Notes is a broker-dealer (whether or not it is also an "affiliate") that is receiving New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, the undersigned will acknowledge that it or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes;


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however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that the undersigned or such other person is an "underwriter" within the meaning of the Securities Act.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                Very truly yours,



                                WILMINGTON TRUST COMPANY